Exhibit 99.1

EcoChain, Inc. Announces August Site Level Financials

August Cash Contribution Margin More than Doubles vs July with an Annual Run
Rate of $8.9 million
August Hashrate up 174% over July

ALBANY, N.Y., September 13, 2021 -- EcoChain, Inc. (“EcoChain”), a wholly-owned subsidiary of Mechanical Technology, Incorporated (“MTI” or the “Company”), (NASDAQ: MKTY), a cryptocurrency mining business powered by renewable energy, today announced the release of its August site level financials.

Michael Toporek, CEO of MTI stated, "We are pleased to report our continued execution with another strong month of growth as our cash contribution margin more than doubled and installed hashrate in August increased by 174%. We have continued to invest in computing resources and infrastructure and are well positioned for additional growth in 2021 towards our stated goal of 50MW under management by the end of 2021.”

Key August Milestones:

✓	Contribution Margin ($) more than doubled from July

o	$358k in July, $748k in August

o	Annual run-rate of $8.97 million

✓	Anaconda facility going live in September

o	Scaling up through Q4

✓	Hosting JV went live in August

o	ROIC on infrastructure investment at about 1 year payback

✓	Took over management of Python facility

Margins Set to Expand:

Toporek further commented, “It’s great to see our Python facility ramping up. As it hits capacity in January or February of next year, margins will expand as power costs decline by about 20% and we are able to amortize our labor and overhead costs over the output of a fully ramped facility. We believe the most important metric for performance is return on invested capital, how much did we spend on our facility and computing resources and what is the cash level generated. Beginning with Q1’22, we will report that for Python as we have for TNT where we have returned all capital invested in under 12 months.”

Key Summary Highlights for August 2021 EcoChain Flash Revenue:

($ in 000s; Unaudited)	Q1 2021	Q2 2021	Jul 21	Aug 21	YTD Aug 2021

Revenue	$995	$1,657	$494	$943	$4,088
Contribution Margin	$744	$1,261	$358	$748	$3,112
Annualized Revenue	$3,980	$6,628	$5,928	$11,316	$6,134
Annualized	$2,976	$5,044	$4,276	$8,976	$4,668
Contribution Margin

A presentation and corresponding video is available on the Company’s website at https://ecochainmining.com/news/monthlyflashseptember2021/

About EcoChain, Inc.

EcoChain, Inc., a wholly-owned subsidiary of Mechanical Technology, Incorporated, is engaged in developing and operating ultra-low cost green data centers focused on cryptocurrency mining. For more information about EcoChain, please visit www.ecochainmining.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this communication, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

Contact Information:

Lisa Brennan

lbrennan@mtiinstruments.com

Investor Relations:

Kirin Smith, President

PCG Advisory, Inc.

646.823.8656

Ksmith@pcgadvisory.com